EXHIBIT 10.28

LODGENET ENTERTAINMENT CORPORATION
SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 13, 2003 and entered into by and between LODGENET ENTERTAINMENT CORPORATION, a Delaware corporation (“Borrower”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of August 29, 2001, as amended to date (as so amended, the “Credit Agreement”), by and among Borrower, the Lenders named therein, Administrative Agent, the Syndication Agent named therein, the Co-Documentation Agents named therein, the Co-Lead Arrangers named therein and the Swing Line Lender named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

     WHEREAS, Borrower and Lenders desire to (i) amend the Credit Agreement to permit Borrower to issue up to $200 million of new senior subordinated notes and use a portion of the proceeds of such issuance to refinance in full the Senior 1996 Notes; and (ii) make certain other amendments as set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

     1.1 Amendments to Section 1: Provisions Relating to Defined Terms

     A.     Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions:

     “Subordinated 2003 Notes” means the unsecured senior subordinated notes due 2013 issued by Borrower with an aggregate face value not to exceed $200,000,000.”

     “Subordinated 2003 Notes Transaction Costs” means the reasonable transaction costs associated with the issuance of the Subordinated 2003 Notes.”

     B.     Subsection 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Applicable LIBOR Margin” to read in its entirety as follows:

     “Applicable LIBOR Margin” means (a) with respect to Term Loans that are LIBOR Loans, 4.00% per annum, and (b) with respect to Revolving Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Applicable LIBOR Margin

greater than or equal to 4.5:1.00	3.25%
less than 4.50:1.00 but greater than or equal to 4.00:1.00	3.00%
less 4.00:1.00 but greater than or equal to 3.50:1.00	2.75%
less than 3.50:1.00 but greater than or equal to 3.00:1.00	2.50%
less than 3.00:1.00	2.25%

; provided that until the date that is five Business Days after the date on which Borrower delivers the first Margin Determination Certificate required to be delivered to Administrative Agent pursuant to subjection 6.1(xiv), the Applicable LIBOR Margin for Revolving Loans that are LIBOR Loans shall be 3.00%.

     C.     Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated Total Debt” to insert the phrase, “and after the Subordinated 2003 Notes are issued and until the earlier of (a) 30 days after such issuance and (b) the date of redemption of the Senior 1996 Notes, less the principal amount of the Senior 1996 Notes (so long as Borrower maintains restricted cash in the amount of the Senior 1996 Notes for the purpose of redeeming the Senior 1996 Notes).

     D.     Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Senior Note Documents” to insert the phrase “and the documents relating to the issuance of the Subordinated 2003 Notes” after the phrase “the Senior 1996 Note Indenture.”

     E.     Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Senior Notes” to insert the phrase, “and the Subordinated 2003 Notes” at the end thereof.

     F.     Subsection 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Subordinated Indebtedness” to insert the phrase “and (ii) the Senior Notes” at the end thereof.

     1.3 Amendments to Subsection 7.1: Indebtedness

     A.     Subsection 7.1(iv) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “(iv) Borrower may remain liable with respect to the Senior Notes (and senior unsecured or subordinated Indebtedness to refinance the Senior Notes acceptable to Administrative Agent) in an aggregate principal amount not to exceed the lesser of (a) $168 million plus the

Subordinated 2003 Notes Transaction Costs plus, until 30 days after the issuance of the Subordinated 2003 Notes, the outstanding principal amount of the Senior 1996 Notes, or (b) the then outstanding principal amount of the Senior Notes plus any reasonable transaction costs associated with any acceptable refinancing of such Senior Notes, provided, that within 30 days after the issuance of the Subordinated 2003 Notes, Borrower redeems in full all of the outstanding Senior 1996 Notes.”

     B.     Subsection 7.1(vi) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “Borrower may become and remain liable with respect to Subordinated Indebtedness in an aggregate principal amount not to exceed $100,000,000 less the face amount of Subordinated 2003 Notes issued in excess of the sum of $150,000,000 plus the Subordinated 2003 Notes Transaction Costs.”

     1.4 Amendments to Subsection 7.2D: No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries

     Subsection 7.2D is hereby amended by adding at the beginning thereof the following phrase: “Except to the extent necessary to comply with the terms of the Subordinated 2003 Notes,”.

     1.5 Amendments to Subsection 7.5: Restricted Junior Payments

     A.     Section 7.5 of the Credit Agreement is hereby amended by deleting the first proviso clause commencing on the second line thereof and inserting in lieu thereof the following phrase: “provided that Borrower may make regularly scheduled payments of principal and interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.14;”.

     B.     Subsection 7.5 of the Credit Agreement is hereby further amended by adding at the end thereof the following phrase: “and, provided, further, that Borrower may make Restricted Junior Payments to repay in full the Senior 1996 Notes with a portion of the proceeds of the issuance, of the Subordinated 2003 Notes and may further repay the principal of any Senior Notes in connection with a refinancing thereof permitted pursuant to subsection 7.l(iv).”

     1.6 Amendments to Subsection 7.6: Financial Covenants

     Subsections 7.6A and 7.6B of the Credit Agreement are each hereby amended and restated to read in their entirety as follows:

     A.     Minimum Consolidated Interest Coverage Ratio. Borrower shall not permit the Consolidated Interest Coverage Ratio for any four consecutive Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

Minimum Consolidated Interest
Period	Coverage Ratio

1st Fiscal Quarter, Fiscal Year 2003	2.25:1.00
2nd Fiscal Quarter, Fiscal Year 2003	2.25:1.00
3rd Fiscal Quarter, Fiscal Year 2003	2.25:1.00
4th Fiscal Quarter, Fiscal Year 2003	2.25:1.00
1st Fiscal Quarter, Fiscal Year 2004	2.25:1.00
2nd Fiscal Quarter, Fiscal Year 2004	2.25:1.00
3rd Fiscal Quarter, Fiscal Year 2004	2.25:1.00
4th Fiscal Quarter, Fiscal Year 2004	2.25:1.00
1st Fiscal Quarter, Fiscal Year 2005	2.50:1.00
2nd Fiscal Quarter, Fiscal Year 2005	2.50:1.00
3rd Fiscal Quarter, Fiscal Year 2005	2.50:1.00
4th Fiscal Quarter, Fiscal Year 2005	2.50:1.00
1st Fiscal Quarter, Fiscal Year 2006 and each Fiscal Quarter thereafter	2.75:1.00

     B.     Maximum Consolidated Total Leverage Ratio. Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Maximum Consolidated and Total Leverage
Period	Ratio

1st Fiscal Quarter, Fiscal Year 2003	4.50:1.00
2nd Fiscal Quarter, Fiscal Year 2003	5.00:1.00
3rd Fiscal Quarter, Fiscal Year 2003	5.00:1.00
4th Fiscal Quarter, Fiscal Year 2003	5.00:1.00
1st Fiscal Quarter, Fiscal Year 2004	4.75:1.00
2nd Fiscal Quarter, Fiscal Year 2004	4.75:1.00
3rd Fiscal Quarter, Fiscal Year 2004	4.50:1.00
4th Fiscal Quarter, Fiscal Year 2004	4.50:1.00
1st Fiscal Quarter, Fiscal Year 2005	4.25:1.00
2nd Fiscal Quarter, Fiscal Year 2005	4.25:1.00
3rd Fiscal Quarter, Fiscal Year 2005	4.25:1.00
4th Fiscal Quarter, Fiscal Year 2005	4.00:1.00
1st Fiscal Quarter, Fiscal Year 2006	3.75:1.00
2nd Fiscal Quarter, Fiscal Year 2006	3.75:1.00
3rd Fiscal Quarter, Fiscal Year 2006	3.75:1.00
4th Fiscal Quarter, Fiscal Year 2006 and each Fiscal Quarter thereafter	3.50:1.00

     1.7 Amendments to Subsection 7.8: Consolidated Capital Expenditures

     Subsection 7.8 of the Credit Agreement is hereby amended by deleting the figures “$95,000,000” and “$90,000,000,” as applicable, corresponding to Fiscal Years 2003 through 2007 and replacing such figures in each case with the figure “$80,000,000.”

     1.8 Amendments to Subsection 7.14: Amendments of Senior Notes

     Subsection 7.14 of the Credit Agreement is hereby amended by adding at the end thereof the following phrase: “, provided that Borrower may amend the provisions of the Senior Notes to shorten the required notice period for a redemption of the Senior Notes permitted pursuant to Section 7.5.”

     1.9 Amendments to Schedule 5.16: Material Contracts with Restrictions on Assignment

     Schedule 5.16 of the Credit Agreement is hereby amended by inserting as item number 3 thereon the following description: “Indenture between the Borrower and a trustee entered into in connection with the Subordinated 2003 Notes.”

     Section 2. ACKNOWLEDGMENTS

     A.     Acknowledgement Pursuant to Section 7.1(iv)

     Pursuant to, and in accordance with, subsection 7.1(iv) of the Credit Agreement, the Administrative Agent and Requisite Lenders hereby acknowledge that the Subordinated 2003 Notes constitute subordinated Indebtedness to refinance the Senior Notes acceptable to Administrative Agent.

     B.     Acknowledgment Pursuant to Section 7.1(vi)

     Pursuant to, and in accordance with, subsection 7.1(vi) of the Credit Agreement, the Administrative Agent and Requisite Lenders hereby acknowledge that the excess of (a) the aggregate principal amount of the Subordinated 2003 Notes outstanding at any time over (b) the sum of (x) the original principal amount of the Senior 1996 Notes ($150,000,000) plus (y) the Subordinated 2003 Notes Transaction Costs, constitutes Subordinated Indebtedness that is subordinated to the Obligations on terms and conditions that are acceptable to the Administrative Agent and Requisite Lenders.

     Section 3. CONDITIONS TO EFFECTIVENESS

     Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):

     A.     On or before the Amendment Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) copies of this Amendment, executed by Borrower.

     B.     On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     C.     On or before the Amendment Effective Date, Borrower shall have paid to Administrative Agent for distribution to each Lender that has executed a consent to this Amendment in the form attached hereto as Exhibit A (a “Lender Consent”), an amendment fee for each such Lender equal to 0.125% of the sum of the Term Loan Exposure plus the Revolving Loan Exposure of such Lender.

     D.     On or before the Amendment Effective Date, Borrower shall have delivered to Administrative Agent copies of the documents relating to the issuance of the Subordinated 2003 Notes.

     Section 4. BORROWER’S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

     A.     Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

     B.     Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

     C.     No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries; (iii) result in or require the creation or imposition of any

Lien upon any of the properties or assets of Borrower or any of its Subsidiaries; or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries.

     D.     Governmental Consents. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E.     Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Borrower and are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

     F.     Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     G.     Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     Section 5. MISCELLANEOUS

     A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

     (i)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement

     (ii)  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii)  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B.     Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     C.     Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D.     Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E.     Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Borrower and Administrative Agent and the execution of a Lender Consent by Requisite Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LODGENET ENTERTAINMENT CORPORATION

By:	/s/ Gary H. Ritondaro

Name:	Gary H. Ritondaro
Title:	Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:	/s/ Paul J. Chakmak

Name:	Paul J. Chakmak
Title:	Managing Director
CIBC World Markets Corp., as AGENT